UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

RCM Technologies, Inc.	Tel: 856.356.4500
2500 McClellan Avenue	Fax: 856.356.4600
Pennsauken, NJ 08109	www.rcmt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 17, 2020

To Our Stockholders:

The RCM Technologies, Inc. 2020 Annual Meeting of Stockholders will be held on Thursday, December 17, 2020, at 4:00 p.m. Eastern time. In light of the challenges posed by the COVID-19 outbreak and governmental decrees regarding in-person gatherings, and in the best interests of public health and the health and safety of our stockholders, employees and Board of Directors, this year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend, vote and submit your questions during the live webcast of the meeting by visiting https://web.lumiagm.com/204238937 and entering password: rcm2020.

The purposes of the meeting are to:

1.	Elect five directors to hold office until the Annual Meeting of Stockholders to be held in 2021 and until their successors are duly elected and qualified;

2.

Approve a proposal to amend the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan to increase the number of shares available for grant thereunder, to eliminate certain provisions relating to performance-based compensation and to extend the termination date thereof;

3.	Ratify our Audit Committee’s selection of Macias, Gini & O’Connell LLP as our independent accountants for our fiscal year ending January 2, 2021;

4.	Conduct an advisory vote to approve the compensation of our named executive officers for 2019; and

5.	Transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

We have fixed October 21, 2020 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

You are cordially invited to attend the meeting (on a virtual basis, which will be the only means of attending this year’s meeting). Whether or not you expect to attend the meeting, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting. The enclosed envelope requires no postage if mailed within the United States. Most of our stockholders hold their shares in “street name” through brokers, banks and other nominees and may choose to vote their shares by telephone instead of using the enclosed proxy card. If you wish to vote by telephone, please follow the instructions on your proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Kevin D. Miller
Secretary

Pennsauken, New Jersey
November 12, 2020

RCM TECHNOLOGIES, INC.

2500 McClellan Avenue
Suite 350
Pennsauken, New Jersey 08109

________________________________

PROXY STATEMENT
________________________________

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 17, 2020

About this Proxy Statement

Our Board of Directors is soliciting proxies to be used at our 2020 Annual Meeting of Stockholders. The meeting will be a virtual meeting on Thursday, December 17, 2020, at 4:00 p.m. Eastern time. This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about November 12, 2020.

VOTING PROCEDURES

Who Can Vote

Only RCM common stockholders at the close of business on the record date, October 21, 2020, may vote at the annual meeting. You are entitled to cast one vote for each share of RCM common stock that you owned as of the close of business on the record date. At the close of business on the record date, there were 11,463,655 shares of RCM common stock outstanding.

How You Can Vote

You can vote by:

•	marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided,

•	phoning in your vote using the information provided on your voting form, or

•

attending the meeting and voting on line during the meeting; registered holders and beneficial owners with shares held in street name (held in the name of a broker or other nominee) may vote online at the meeting by visiting the following Internet website: https://web.lumiagm.com/204238937, entering password: rcm2020, and providing the 11-digit control number included in the notice of annual meeting, on their proxy card or on the instructions that accompanied the proxy materials. Beneficial owners with shares held in street name must obtain a legal proxy from their broker or other nominee to vote online at the meeting.

How You Can Revoke Your Proxy or Change Your Vote

You can revoke your proxy at any time before it is voted at the meeting by:

•	sending a written notice that you have revoked your proxy to our Secretary, Kevin D. Miller, at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109-4613,

•	submitting a later-dated proxy card, or

•	attending the meeting and voting on line in accordance with the process set forth above.

If a bank, broker or other holder of record holds your shares in its name, you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

General Information on Voting

A quorum must exist for voting to take place at the meeting. A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented by proxy at the meeting.

Director nominees are elected by a majority vote, meaning that a nominee for director is elected only if he or she receives the affirmative vote of a majority of the total votes cast for and against such nominee. All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

Shares represented by a proxy marked “abstain” on any matter will be considered present at the meeting for purposes of determining whether there is a quorum but will not be considered as votes cast on that matter. Shares represented by a proxy as to which there is a “broker non-vote” (that is, where a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum but will not be considered as votes cast on matters as to which there is a “broker non-vote.” Abstentions and “broker non-votes” will therefore have no effect on the outcome of any vote taken at the meeting.

Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card. If you sign your proxy card but do not mark your choices, Bradley S. Vizi or Kevin D. Miller, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

●	FOR the persons we nominated for election as directors (Proposal No. 1);

●

FOR a proposal to amend the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan to increase the number of shares available for grant thereunder, to eliminate certain provisions relating to performance-based compensation and to extend the termination date thereof (Proposal No. 2);

●	FOR the ratification of our Audit Committee’s selection of Macias, Gini & O’Connell LLP as our independent accountants for our fiscal year ending January 2, 2021 (Proposal No. 3); and

●	FOR approval of an advisory resolution approving the compensation of our named executive officers for 2019 (Proposal No. 4).

If any other matters are properly presented at the meeting for consideration, Mr. Vizi and Mr. Miller will have the discretion to vote on those matters for you. Currently, we are not aware of any such matters.

Costs of Solicitation

We will pay for preparing, assembling and mailing this proxy statement. Our directors, officers and employees may solicit proxies through the mail, direct communication or otherwise. None of our directors, officers or employees will receive additional compensation for soliciting proxies. We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

Instructions to Attend the Meeting

Record Holders: If you were a holder of record of common stock of RCM at the close of business on October 21, 2020 (i.e. your shares are held in your own name in the records of RCM’s transfer agent, American Stock Transfer & Trust Company, LLC (AST)), you can attend the meeting by visiting https://web.lumiagm.com/204238937 and entering the 11-digit control number previously provided to you in your proxy materials. The password for the virtual meeting is rcm2020. If you are a shareholder of record and you have misplaced your 11-digit control number, please call AST at (877) 773-6772.

Beneficial Owners: If you were a beneficial owner of common stock of RCM at the close of business on October 21, 2020 (i.e. you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee), you must register in advance in order to attend the meeting. To register, please obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the virtual meeting site provided above. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the virtual meeting site. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5 p.m., Eastern Time, on December 11, 2020. All such requests should be submitted (1) by email to proxy@astfinancial.com, (2) by facsimile to (718) 765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and shareholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth above for shareholders of record to attend the meeting.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to be Held on December 17, 2020

This proxy statement and our 2019 annual report to stockholders are available at

http://www.astproxyportal.com/ast/08117/

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of October 29, 2020.

Name and Address of Beneficial Owner	Number of Shares	Approximate Percentage of Outstanding Common Stock(1)

Dimensional Fund Advisors LP(2)	826,298	7.2%
Building One
6300 Bee Cave Road
Austin, TX 78746

Renaissance Technologies LLC(3)	705,462	6.2%
800 Third Avenue
New York, NY 10022

(1)	Based on 11,463,655 shares outstanding as of October 29, 2020.

(2)

Based on Amendment No. 19 to Schedule 13D filed with the Commission on February 12, 2020. The filing states that Dimensional Fund Advisors LP, a registered investment advisor, has sole voting power over 822,944 of these shares and sole dispositive power as to all of these shares.

(3)

Based on Amendment No. 3 to Schedule 13D filed with the Commission on February 13, 2020. The filing states that Renaissance Technologies LLC has sole voting power over 700,909 of these shares and sole or shared dispositive power over all of these shares.

Security Ownership of Management

The following table lists the number of shares of our common stock beneficially owned, as of October 29, 2020, by each director and director nominee, each of our executive officers, certain members of our senior management, and by our directors, nominees and executive officers as a group. In general, beneficial ownership includes those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person.

Name	Number of Shares	Approximate Percentage of Outstanding Common Stock
Bradley S. Vizi	1,014,026	8.8%
Roger H. Ballou(2)	188,907	1.6%
Richard A. Genovese(3)	27,813	*
Swarna Srinivas Kakodkar(4)	15,845	*
Jayanth S. Komarneni	-	*
Leon Kopyt(5)	600,547	5.2%
S. Gary Snodgrass(6)	72,453	*
Kevin D. Miller	615,731	5.3%
Michael Saks	104,843	*
Frank Petraglia	38,277	*
Michael Boyle	31,552	*
All directors and executive officers as a group (11 persons)	2,709,964	23.5%

__________

*	Represents less than one percent of our outstanding common stock.

(1)	Based on 11,463,655 shares outstanding as of October 29, 2020.

(2)	Includes 15,845 shares issuable upon the vesting of restricted stock units on December 13, 2020.

(3)	Includes 15,845 shares issuable upon the vesting of restricted stock units on December 13, 2020.

(4)	Includes 15,845 shares issuable upon the vesting of restricted stock units on December 13, 2020.

(5)	Includes 15,845 shares issuable upon the vesting of restricted stock units on December 13, 2020.

(6)	Includes 15,845 shares issuable upon the vesting of restricted stock units on December 13, 2020.

PROPOSAL 1
___________________________

ELECTION OF DIRECTORS

Stockholders are being asked to elect five (5) directors at the Annual Meeting, each to serve until his or her successor is duly elected at the 2021 annual meeting and qualified. Your Board has nominated for election as director Bradley S. Vizi, Roger H. Ballou, Richard A. Genovese, Swarna Srinivas Kakodkar and Jayanth Komarneni.

Leon Kopyt and S. Gary Snodgrass, current members of your Board, will complete their terms at the Annual Meeting and leave the Board at that time. We thank them for their long and valuable service on the Board.

Ms. Srinivas Kakodkar and Messrs. Vizi, Ballou, Genovese and Komarneni have consented to serve a term on our Board of Directors, and the persons named as proxy holders on the enclosed proxy card, Mr. Vizi and Mr. Miller, intend to vote FOR the election of Ms. Srinivas Kakodkar and Messrs. Vizi, Ballou, Genovese and Komarneni unless you mark a contrary instruction on your proxy card. Unless you indicate otherwise on your proxy card, if any of Ms. Srinivas Kakodkar or Messrs. Vizi, Ballou, Genovese and Komarneni is unable to serve as a director at the time of the Annual Meeting, Mr. Vizi or Mr. Miller will vote FOR the election of another person that the Board may nominate in their place.

Set forth below are brief descriptions of the nominees for election as director and of the continuing directors. The descriptions for the directors set forth the experience, qualifications, attributes and skills that have led the Board’s Nominating and Governance Committee and the Board to conclude that these individuals should serve as directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF BRADLEY S. VIZI, ROGER H. BALLOU, RICHARD A. GENOVESE, SWARNA SRINIVAS KAKODKAR AND JAYANTH KOMARNENI AS MEMBERS OF OUR BOARD OF DIRECTORS.

Nominees for Election as Directors

Bradley S. Vizi, Director since 2013, age 36

Mr. Vizi has served as our Executive Chairman & President since June 2018.  Previously Mr. Vizi served as our Chairman of the Board since September 2015 and a board member since December 2013. Since February 2016, Mr. Vizi has served as a member of the Board of Directors at L.B. Foster (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for the rail, construction, energy and utility markets with locations in North America and Europe.  Mr. Vizi founded Legion Partners, Inc. in 2010 and Legion Partners Asset Management, LLC in 2012, where he served as Managing Director and Portfolio Manager until October 2017.  From 2007 to 2010, Mr. Vizi was an investment professional at Shamrock Capital Advisors, Inc. (“Shamrock”), the alternative investment vehicle of the Disney Family.  Prior to Shamrock, from 2006 to 2007, Mr. Vizi was an investment professional with the private equity group at Kayne Anderson Capital Advisors L.P. Mr. Vizi is a CFA Charterholder and graduated from the Wharton School at the University of Pennsylvania.

Mr. Vizi’s significant public company experience is particularly valuable in the areas of strategy, capital allocation, compensation planning, corporate governance and marketing the Company to the investment community.

Nominees for Election as Directors (Continued)

Roger H. Ballou, Director since 2013, age 69

Mr. Ballou currently serves as a director of Univest Financial Corporation of Pennsylvania (NASDAQ: UVSP), a Pennsylvania bank, and as Chairman of Alliance Data Systems Corporation (NYSE: ADS), a provider of transaction-based, data-driven marketing and loyalty solutions.  Until July 2016, Mr. Ballou served as Chairman of Fox Chase Bancorp, Inc. Mr. Ballou previously served as the Chief Executive Officer and a director of CDI Corporation, a company that offers engineering, information technology and professional staffing solutions, from 2001 until 2011. Mr. Ballou had served as Chairman and Chief Executive Officer of Global Vacation Group, Inc. from 1998 to 2000. He was a senior advisor for Thayer Capital Partners from 1997 to 1998. From 1995 to 1997, Mr. Ballou served as Vice-Chairman and Chief Marketing Officer, then as President and Chief Operating Officer, of Alamo Rent A Car, Inc.  Before joining Alamo, for more than 16 years, he held several positions with American Express, culminating in his appointment as President of the Travel Services Group. Mr. Ballou has a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania and an MBA from the Amos Tuck School at Dartmouth College.

Mr. Ballou’s extensive public board and executive management experience and personal knowledge of the Company’s business segments, in particular its Engineering and Information Technology segments, allow him to make significant contributions in all facets of the business.

Rick Genovese, Director since 2018, age 66

Mr. Genovese is currently engaged in private equity consultation roles related to turnaround and asset acquisition and disposition activities.  Mr. Genovese served as Executive Chairman for Complia Health/Develus Systems from July 2017 thru December 2019 at which time company disposition sale occurred and Mr. Genovese exited this role. From February 2012 to January 2014, Mr. Genovese served as the Chief Operating Officer and Executive Vice President of CIBER, Inc. and as its Executive Vice President of North American Operations from September 2011 to February 2012.  Prior to joining CIBER, Mr. Genovese worked at various technology and consulting leaders including IBM, Price Waterhouse Coopers (PWC) and Electronic Data Systems (EDS). At IBM, he served as General Manager of Application Services for the Americas, the largest offering group within IBM’s Global Business Services. Prior to that, he was General Manager of the IBM Business Process Outsourcing practice for the Americas and also Managing Partner for the Global Business Services Communications sector. He joined IBM through its acquisition of PWC in 2002, where he was Managing Partner of Business Process Outsourcing for the Americas, and Managing Partner for the Global Energy Consulting Practice. At PWC, Mr. Genovese was admitted as a partner in 1990. He began his career at EDS, where he was a principal. Mr. Genovese has a Bachelor of Business Administration with a concentration in Finance and Accounting from Loyola University.

Mr. Genovese’s extensive experience in senior operating and financial roles provides direct relevance to the day to day issues facing the Company. Additionally, with a skills base founded in information technology services and human capital management there is direct relevance to Company’s performance criteria.

Nominees for Election as Directors (Continued)

Swarna Srinivas Kakodkar, Director since 2019, age 37

Ms. Srinivas Kakodkar is a seasoned technology executive with over 15 years of experience building and launching digital solutions that serve both enterprises and consumers.  Her experience includes investing in and advising numerous technology companies in software, digital media, consumer technology, and blockchain.  Ms. Srinivas Kakodkar currently leads product management teams at an enterprise software company and advises technology startups.  She was previously at Facebook, where she oversaw the development of digital advertising products and partnerships with some of Facebook’s largest customers.  Prior to joining Facebook, Ms. Srinivas Kakodkar worked at AOL Platforms, where she managed M&A activity and built technology partnership programs. Ms. Srinivas Kakodkar received her MBA from Harvard Business School and her BA from Harvard University.

Ms. Srinivas Kakodkar’s extensive experience developing enterprise solutions at leading technology companies allow her to make valuable contributions to all of the Company’s business segments.

Jayanth S. Komarneni, age 37

Mr. Komarneni is the founder and chair of the Human Diagnosis Project, the world’s leading medical intelligence system. The Project brings together top national medical organizations (including the American Medical Association, the American Board of Medical Specialties, and the National Association of Community Health Centers), health systems (including research collaborations with Harvard, Johns Hopkins, UCSF, Stanford, and Kaiser Permanente), and financial supporters (including the MacArthur Foundation, the Gordon & Betty Moore Foundation, Union Square Ventures, and Andreessen Horowitz). Before founding the Project, Mr. Komarneni advised leadership at some of the world's preeminent organizations while working at McKinsey & Company and Bain & Company. Mr. Komarneni's work spanned stakeholders in the social, public, and private sectors, including foundations, governments, companies (in the life sciences, health care, technology, energy, and financial services industries), and alternative investment firms. After McKinsey and Bain, he helped launch and operate Greenoaks Capital Management, a global alternative investment firm, as its first employee. Mr. Komarneni also participated in Y Combinator, the world's leading technology accelerator. Mr. Komarneni has degrees that include an MSc in Global Health Science from the University of Oxford and an MBA from the Wharton School, and an MS in Biotechnology from the School of Engineering and Applied Science at the University of Pennsylvania.

Mr. Komarneni's prior background founding, advising, and working at leading organizations in the investment, professional services, life sciences, and technology industries help him contribute across RCM's diverse business segments from strategic and operational perspectives.

OUR EXECUTIVE OFFICERS

The following table lists our executive officers. Our Board elects our executive officers annually for terms of one year and may remove any of our executive officers with or without cause.

Name	Age	Position
Bradley S. Vizi	36	Executive Chairman & President
Kevin D. Miller	54	Chief Financial Officer, Treasurer and Secretary
Michael Boyle	49	Division President, Information Technology Services
Frank Petraglia	64	Division President, Engineering Services
Michael Saks	64	Division President, Health Care Services

Bradley S. Vizi. See above.

Kevin D. Miller has served as our Chief Financial Officer, Secretary and Treasurer since October 2008. From July 1997 until September 2008, he was Senior Vice President of RCM. From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center. Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young LLP. Mr. Miller has a Bachelor of Science in Accounting from The University of Delaware and a Masters in Business Administration with a concentration in Finance from the Wharton School at The University of Pennsylvania.

Michael Boyle has served as our Division President of Information Technology Services since June 2018. From February 2018 to June 2018 he was our Senior Vice President, IT Consulting & Solutions. Prior to joining RCM, Mr. Boyle was Chief Operating Officer of MDT Holdings and has held senior sales management positions with Spherion and Kforce. Mr. Boyle has a wealth of IT operational and sales experience.

Frank Petraglia has served as our Division President of Engineering Services since June 2018. From December 2014 until June 2018 he was the Senior Vice President of our Energy Services Group. Prior to joining RCM, Mr. Petraglia spent the last ten years in leadership positions with Siemens Energy and Mitsubishi Electric Power Products. He has extensive experience with highly engineered systems, including serving as the Vice President of High Voltage Solutions for Siemens US and General Manager of the Substation Division for Mitsubishi. Mr. Petraglia has a Bachelor of Science in Electrical Engineering from The University of Pittsburgh.

Michael Saks has served as our Division President of Health Care Services since June 2018. From May 2007 to June 2018 he was the Senior Vice President and General Manager of our Health Care Services Division. From January 1994 until May 2007 he was the Vice President and GM of our Health Care Services Division. Prior to joining RCM, Mr. Saks served as a corporate executive at MS Executive Resources, MA Management and Group 4 Executive Search. Mr. Saks has over 31 years of executive management, sales and recruiting experience. Mr. Saks has a Bachelor of Science in Accounting and Finance from Fairleigh Dickinson University.

EXECUTIVE COMPENSATION

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executives, including the named executive officers, are similar to those provided to other executive officers.

As part of our ongoing effort to better align our leadership, corporate governance structure and compensation methodologies with the interests and perspectives of our stockholders, members of our Board of Directors and management team periodically speak with many of our more significant stockholders. Mindful of the input of these stockholders and motivated by our commitment to the implementation of best practices in corporate governance and compensation, the Compensation Committee and our Board have undertaken over the last several years a series of efforts with respect to compensation reform, including the following steps:

●	Limiting executive severance cash pay-outs to no more than 24 months’ base salary and bonus;

●	Prohibiting tax gross-ups in all future employment agreements;

●	Requiring future employment agreements to contain a “double trigger” with respect to executive change-in-control payments;

●	Adopting an incentive payment claw back policy for named executive officers; and

●	Developed the conceptual framework for a long term incentive plan containing performance-based stock units for the Company’s Chief Executive Officer and Chief Financial Officer.

In 2019, the Compensation Committee granted to Mr. Vizi a total target amount of 160,000 performance stock units (“PSUs”) to be earned based on the achievement of certain Company performance goals. The number of PSUs that could ultimately be earned and vested under this grant was subject to increase to up to 240,000 PSUs and was to be determined based on the level of achievement of certain performance goals tied to EBITDA (Earnings Before Interest, Taxes, Depreciation & Amortization) as measured over the performance periods (i) beginning on December 30, 2018 and ending on December 28, 2019 (with respect to 80,000 PSUs, subject to increase up to 120,000) and (ii) beginning on December 30, 2018 and ending on January 1, 2022 (with respect to 80,000 PSUs, subject to increase up to 120,000).  On January 16, 2020, the Compensation Committee certified the results under the portion of this grant relating to the performance period that began on December 30, 2018 and ended on December 28, 2019 and a total of 40,000 PSUs, valued at $175,200 based on grant date fair value, vested with respect to this portion of the award.

Additionally, on January 16, 2020, the Compensation Committee granted to Mr. Vizi a total of 150,000 restricted stock units (RSUs), which will become vested in three (3) equal annual installments of 50,000 RSUs on each anniversary of the date of grant, so long as Mr. Vizi remains continuously employed by the Company through such vesting dates, except vesting will be accelerated if his employment terminates prior to such vesting dates on account of death, disability or a covered termination following a change in control.

Mr. Miller’s and Mr. Saks’s non-equity incentive plan compensation for fiscal 2019 was payable in cash and was primarily paid based on achievement of targets set for operating income growth.  Mr. Saks earned a cash bonuses for fiscal 2019 of $229,678.  Mr. Miller has not yet received a bonus for 2019, but the Compensation Committee may consider making a payment to Mr. Miller during 2020 with regard to his services in 2019.

Summary Compensation Table

The following table lists, for our fiscal years ended December 28, 2019 and December 29, 2018, cash and other compensation paid to, or accrued by us, for our chief executive officer and each of the persons who, based upon total annual salary, annual incentive compensation and bonus, was one of our other two most highly compensated executives during the fiscal year ended December 28, 2019.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total

Bradley S. Vizi(3)	2019	$250,000	$175,200	$-	$4,890	$430,090
Executive Chairman & President	2018	$135,577	$331,955	$-	$23,076	$490,608

Michael Saks	2019	$275,000	$-	$229,678	$20,547	$525,225
President, Health Care Services	2018	$275,000	$-	$175,000	$31,090	$481,090

Kevin Miller	2019	$370,000	$-	$-	$36,832	$406,832
Chief Financial Officer	2018	$370,000	$34,200	$-	$59,213	$463,413

____________

(1)

Mr. Vizi vested in 40,000 shares in January 2020, pursuant to a performance-based stock award based on fiscal 2019 performance metrics granted on March 6, 2019. Mr. Vizi vested in 47,148 shares in January 2019, pursuant to a performance-based stock award based on fiscal 2018 performance metrics granted on October 23, 2018. Mr. Vizi was also granted time-based restricted stock awards for 15,000 shares on June 1, 2018 and 20,000 shares on December 14, 2018. Mr. Miller was granted 10,000 shares in compensation for fiscal 2018. These amounts are based upon the grant date fair value of the option awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the amounts in the column are set forth in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the Commission.

(2)

This amount represents (i) premiums we paid during 2019 for medical, dental, vision, life and disability insurance on each of the officers named in this table as follows: Mr. Vizi: $4,890; Mr. Saks: $20,547; and Mr. Miller $36,832 and (ii) the following approximated amounts for Company leased automobiles or monthly automobile allowances and related expenses:  Mr. Saks: $1,246.

(3)	Mr. Vizi was appointed Executive Chairman and President on June 1, 2018.

During our 2019 and 2018 fiscal years, certain of the officers named in this table received personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any fiscal year, exceed $10,000.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unvested restricted share units as of December 28, 2019. No options to purchase common stock were outstanding on such date.

	Number of Shares or Units of Stock That Have	Market Value of Shares or Units of Stock That Have	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Name	Not Vested	Not Vested(1)	Not Vested(2)	Not Vested(1)

Bradley S. Vizi(3)	20,000	$57,400	160,000	$459,200

Michael Saks

Kevin Miller

____________

(1)

Calculated by multiplying the number of shares in the preceding column by $2.87, the closing price per share of the Company’s common stock on December 27, 2019, the last trading day of our last fiscal year.

(2)

Consists of performance-based restricted share units of 160,000 awarded to Mr. Vizi on March 6, 2019, assuming achievement of the applicable performance goals at the target level of achievement. Of this amount, 80,000 were to be earned based on achievement of the performance goals measured over the performance period beginning on December 30, 2018 and ending on December 28, 2019.  On January 16, 2020, the Compensation Committee certified the results under the portion of this grant and a total of 40,000 PSUs, with a grant date fair value of $175,200, vested with respect to this portion of the award.  This amount is reflected in the Summary Compensation Table.

(3)	Mr. Vizi was appointed Executive Chairman and President on June 1, 2018.

 Compensation of Directors

Our employee directors do not receive any compensation for serving on our Board or its committees, other than the compensation they receive for serving as employees of RCM.

Non-employee members of the Board received compensation in accordance with the following structure, which was approved by our Compensation Committee on, and implemented effective, January 1, 2018:

●	Annual cash retainer of $45,000, payable in equal monthly installments.

●	No meeting fees.

●

Annual equity grants of $45,000, in the form of RSUs with 1-year vesting feature (subject to acceleration upon Change in Control or separation from service in the same manner as the RSU grants made in December 2017), with delivery of the shares of common stock underlying to such RSUs to be made upon vesting; provided that, except for sales of shares in an amount no greater than required to generate an amount equal to the income tax on such shares, non-employee directors shall be required to retain shares delivered upon vesting unless, immediately following any such sale, such director would comply with the Company’s ownership guidelines.

●

Payment of the following additional annual retainers: Chairman of the Board (if independent) $25,000; Lead Independent Director $25,000 (who shall serve only at such time as the Board does not have an independent chair); Audit Committee chair $10,000; Compensation Committee chair $10,000; Nominating and Corporate Governance Committee chair $5,000.

●	No other committee fees, for service or for meetings.

The following table lists cash and other compensation paid to, or accrued by us for, our Board of Directors for our fiscal year ended December 28, 2019.

Non-Employee Director Compensation Table

Name and Principal Position	Fees Earned Or Paid In Cash	Equity Awards(1)	All Other Compensation	Total
Roger H. Ballou	$80,000	$45,000	-	$125,000
Richard A. Genovese	$50,000	$45,000		$95,000
Swarna Srinivas Kakodkar(2)	$2,298	$45,000		$47,298
Leon Kopyt	$45,000	$45,000	-	$90,000
S. Gary Snodgrass	$55,000	$45,000	-	$100,000

(1)

These amounts are based upon the grant date fair value of the option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in the column are set forth in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the Commission. As of December 28, 2019, Roger H. Ballou, Richard A. Genovese, Swarna Srinivas Kakodkar, Leon Kopyt and S. Gary Snodgrass each had 15,845 unvested restricted share units outstanding.

(2)	Ms. Srinivas Kakodkar was elected to the Board on December 13, 2019.

Executive Severance Agreements and Change in Control Agreements

The Company is a party to Executive Severance Agreements (the “Executive Severance Agreements”) with Mr. Vizi, dated as of June 1, 2018, and Mr. Miller, dated as of February 28, 2014, which set forth the terms and conditions of certain payments to be made by the Company to the executive in the event, while employed by the Company, the executive experiences (a) a termination of employment unrelated to a “Change in Control” (as defined therein) or (b) there occurs a Change in Control and either (i) the executive’s employment is terminated for a reason related to the Change in Control or (ii) in the case of Mr. Miller, Mr. Miller the executive remains continuously employed with the Company for three months following the Change in Control.

Under the terms of the Executive Severance Agreement, if either (a) the executive is involuntarily terminated by the Company for any reason other than “Cause” (as defined therein), “Disability” (as defined therein) or death, or (b) the executive resigns for “Good Reason” (as defined therein), and, in each case, the termination is not a “Termination Related to a Change in Control” (as defined below), the executive will receive the following severance payments: (i) an amount equal to 1.5 times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date (before taking into account any reduction that constitutes Good Reason) (“Annual Base Salary”) and (b) the highest annual bonus paid to the executive in any of the three fiscal years immediately preceding the executive’s termination date (“Bonus”), to be paid in installments over the twelve month period following the executive’s termination date; and (ii) for a period of eighteen months following the executive’s termination date, a monthly payment equal to the monthly COBRA premium that the executive is required to pay to continue medical, vision, and dental coverage, for himself and, where applicable, his spouse and eligible dependents.

Notwithstanding the above, if the executive has a termination as described above and can reasonably demonstrate that such termination would constitute a Termination Related to a Change in Control, and a Change in Control occurs within 120 days following the executive’s termination date, the executive will be entitled to receive the payments set forth below for a Termination Related to a Change in Control, less any amounts already paid to the executive, upon consummation of the Change in Control.

Under the terms of the Executive Severance Agreement, if a Change in Control occurs and (a) the executive experiences a Termination Related to a Change in Control on account of (i) an involuntary termination by the Company for any reason other than Cause, death, or Disability, (ii) an involuntary termination by the Company within a specified period of time following a Change in Control (12 months for Mr. Vizi and three months for Mr. Miller) on account of Disability or death, or (iii) a resignation by the executive with Good Reason; or (b) in the case of Mr. Miller, the executive resigns, with or without Good Reason, which results in a termination date that is the last day of the three month period following the Change in Control, then the executive will receive the following severance payments: (1) a lump sum payment equal to two times the sum of the executive’s (a) Annual Base Salary and (b) Bonus; and (2) a lump sum payment equal to 24 multiplied by the monthly COBRA premium cost, as in effect immediately prior to the executive’s termination date, for the executive to continue medical, dental and vision coverage, as applicable, in such Company plans for himself and, if applicable, his spouse and eligible dependents. Upon the occurrence of a Change in Control, the Company shall establish an irrevocable rabbi trust and contribute to the rabbi trust the applicable amounts due under the Executive Severance Agreement. If Mr. Miller receives the Change in Control Payment following his resignation at the end of the three month period following the Change in Control, he will not be eligible to receive any severance payments under his Executive Severance Agreement.

Mr. Saks, along with several other members of the Company’s senior management (not including Mr. Vizi and Mr. Miller), is covered by our Change in Control Plan for Selected Executive Management (the “CIC Plan”).

Executive Severance Agreements and Change in Control Agreements (Continued)

The CIC Plan sets forth the terms and conditions of severance and benefits to be provided to a covered employee in the event (a) the covered employee experiences a covered termination of employment after a “Potential Change in Control” (as defined in the CIC Plan), but prior to a “Change in Control” (as defined in the CIC Plan), and a Change in Control that relates to the Potential Change in Control occurs within the six month period following the covered employee’s termination, or (b) the covered employee is employed by the Company on the date of a Change in Control. The CIC Plan also sets forth the terms and conditions of severance payments to be made to a covered employee in the event such employee is employed on the date of a Change in Control and is subsequently terminated on account of a covered termination during his “Designated Severance Period” (a period specified by the Company for each covered employee that is measured from the date of an applicable Change in Control, which is 18 months for Mr. Saks.

Under the terms of the CIC Plan, if a covered employee is (a) employed on the date of a Potential Change in Control, (b) terminated by the Company for a reason other than “Cause” (as defined in the CIC Plan), death, or disability, and (c) a Change in Control to which the Potential Change in Control relates occurs within the six month period following the covered employee’s covered termination, the covered employee will receive, if the covered employee executes and does not revoke a release of claims, severance payments at the covered employee’s annual base salary rate in regular payroll installments for the duration of the covered employee’s Designated Severance Period. If the covered employee dies before receiving the entire amount that is owed, the remaining portion will be paid to the covered employee’s estate. Severance payments will be discontinued if it is determined that the covered employee has engaged in any actions constituting Cause.

Under the terms of the CIC Plan, if a covered employee is employed on the date of a Change in Control and the covered employee executes and does not revoke a release of claims:

●	all outstanding Company equity-based awards granted to the covered employee prior to the date of the Change in Control will be immediately fully vested;

●

the Compensation Committee may, in its sole discretion, determine that the covered employee will receive a pro-rated annual bonus if (a) the Committee determines that the Change in Control is an asset sale with respect to an entity in which the covered employee is associated, (b) the covered employee’s employment with the Company terminates in connection with such asset sale, and (c) the covered employee was eligible to participate in the Company’s annual bonus plan at the time of the Change in Control; any such pro-rated annual bonus will be determined based on the level of achievement under the annual bonus plan at the time of the Change in Control; and

●	the Committee may, in its sole discretion, determine that the covered employee will receive a discretionary bonus upon a Change in Control.

Any bonuses paid under the CIC Plan upon a Change in Control will be paid in a single lump sum following the Change in Control.

Executive Severance Agreements and Change in Control Agreements (Continued)

Under the terms of the Plan, if a covered employee’s employment with the “Employer” (as defined in the CIC Plan) is terminated during the covered employee’s Designated Severance Period following the occurrence of a Change in Control (a) by the Employer for any reason other than Cause, death, or disability, or (b) by the covered employee for “Good Reason” (as defined in the CIC Plan), and the covered employee executes and does not revoke a release of claims, the Employer will continue to pay to the covered employee his annual base salary in regular payroll installments for the remainder of the covered employee’s Designated Severance Period. A covered employee is not eligible for severance benefits from the Company after a Change in Control if the Change in Control is an asset sale with respect to the covered employee and the successor to the Company offers the covered employee employment with a level of compensation and benefits that in the aggregate are at least as favorable as the level of the covered employee’s compensation and benefits with the Company prior to the Change in Control. If the covered employee dies before receiving the entire amount that is owed, the remaining portion will be paid to the covered employee’s estate. Severance payments will be discontinued if the Employer determines that the covered employee has engaged in any actions constituting Cause.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

We believe that, during our fiscal year ended December 28, 2019, our executive officers and directors made all required filings under Section 16(a) of the Securities Exchange Act on a timely basis. Our belief is based solely on:

●	our review of copies of forms filed pursuant to Section 16(a) and submitted to us during and with respect to our fiscal year ended December 28, 2019 and

●

representations from the Company’s directors, executive officers and beneficial owners of more than 10% of our Common Stock that they have complied with all Section 16(a) filing requirements with respect to 2019.

CORPORATE GOVERNANCE MATTERS

Commitment to Best Practices. As discussed above with respect to executive compensation, RCM’s leadership takes its fiduciary responsibility seriously and is similarly committed to the implementation of best practices in corporate governance. This has led to several developments in our corporate governance:

●

Communications with Stockholders: In an ongoing effort to better align its leadership, corporate governance structure and compensation methodologies with the interests and perspectives of its stockholders, during the last year members of our Board and management team have spoken with stockholders representing a majority of RCM’s ownership.

●

Robust Stock Ownership Guidelines: Our Board has adopted robust stock ownership guidelines, which require covered persons to have a stock ownership position in the Company in an amount no less than the applicable multiple of their base salary, by increasing the applicable multiples. The revised multiples are:

o	Chief Executive Officer – 6.0 times
o	Chief Financial Officer – 6.0 times
o	Executive Vice President – 2.0 times
o	Group Senior Vice President (where covered) – 2.0 times
o	Senior Vice President (where covered) – 2.0 times
o	Non-Employee Director – 5.0 times

●

Succession Planning: Our Board has engaged in succession planning during the past year and has identified potential successors for all of our executive officers and for the leaders of each of the Company’s major business units.

Board Independence. The Board of Directors has determined that Roger H. Ballou, Richard A. Genovese, Swarna Srinivas Kakodkar, Leon Kopyt and S. Gary Snodgrass are “independent directors” as defined in Marketplace Rule 4200(a)(15) of the NASDAQ Stock Market LLC. In this Proxy, these five directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” The Board has also determined that Mr. Komarneni would, if appointed to the Board, also be an independent director.

Stockholder Communications with the Board. Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors, or to specified Board members, will be forwarded in accordance with the sender’s instructions. However, our Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

Director Attendance at Annual Meetings. The Company encourages all of the directors to attend the annual meeting of stockholders. The 2019 Annual Meeting of Stockholders was attended by all of our then current directors.

Code of Conduct and Code of Ethics. We have adopted a Code of Conduct applicable to all of our directors, officers and employees. In addition, we have adopted a Code of Ethics, within the meaning of applicable Commission rules, applicable to our Chief Executive Officer, Chief Financial Officer and Controller. If we make any amendments to either of these Codes (other than technical, administrative, or other non-substantive amendments), or waive (explicitly or implicitly) any provision of the Code of Ethics to the benefit of our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in the investor relations portion of our website at www.rcmt.com, or in a report on Form 8-K that we file with the Commission.

Related Party Transaction Approval Policy. Our Code of Conduct mandates that officers and directors bring promptly to the attention of our Compliance Officer, currently our Chief Financial Officer, any transaction or series of transactions that may result in a conflict of interest between that person and the Company. Furthermore, our Audit Committee must review and approve any “related party” transaction as defined in Item 404(a) of Regulation S-K, promulgated by the Securities and Exchange Commission, before it is consummated. Following any disclosure to our Compliance Officer, the Compliance Officer will then typically review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question. After this review, the Chairman of the Audit Committee and the Compliance Officer determine whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are at arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

Risk Oversight by the Board. The role of our Board of Directors in our risk oversight process includes receiving regular reports from members of management on areas of material risk to us, including operational, financial, legal and strategic risks.

In particular, our Audit Committee is tasked pursuant to its charter to “discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.” As appropriate, the Chairman of the Audit Committee reports to the full Board of Directors on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

As one component of our risk oversight and anti-fraud program, our Audit Committee has established complaint reporting procedures described under “Compliance Policy” in the “Investors” section of our website at www.rcmt.com. These procedures indicate how to submit complaints to our Audit Committee regarding concerns about our accounting practices, our adherence to financial policies and procedures, or our compliance with the Sarbanes-Oxley Act of 2002. Once received, grievances are reviewed by the Chairman of the Audit Committee for consideration.

Board Leadership Structure. Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board may consider many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our Chairman, or our Lead Independent Director if our Chairman is not independent: (i) presides at all meetings of the Board including presiding at executive sessions of the Board (without management present) at every regularly scheduled Board meeting, (ii) serves as a liaison between the management and the independent directors, (iii) approves meeting agendas, time schedules and other information provided to the Board, and (iv) is available for direct communication and consultation with major stockholders upon request. On June 1, 2018, in conjunction with Mr. Vizi’s appointment as Executive Chairman and President, Mr. Ballou was designated by the Company’s independent directors to serve as a Lead Independent Director.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The committees report their actions to the full Board at the Board’s next regular meeting. The following table shows on which of our Board’s committees each of our directors serve as of November 12, 2020.

Our Board of Directors held ten meetings in the fiscal year ended December 28, 2019. The Company does not have a specific written policy with regard to attendance of directors at our annual meetings of stockholders, although board member attendance is strongly encouraged. Each of our directors serving during the last fiscal year attended at least 75% of the total number of meetings held by the Board and all committees on which the director served. At each meeting of the Board of Directors, there was an executive session attended only by the Independent Directors.

Committee
Board Member	Audit	Compensation	Nominating & Corporate Governance
Bradley S. Vizi
Roger H. Ballou	X(1)	X	X
Richard A. Genovese	X	X	X(1)
Swarna Srinivas Kakodkar		X	X
Leon Kopyt
S. Gary Snodgrass	X	X(1)	X

____________

(1)	Chairman

General Duties of Each Committee

The general duties of each committee are as follows:

Audit Committee

The Board of Directors has adopted a written Audit Committee Charter. A copy of the Audit Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Reviews our financial and accounting practices, controls and results, reviews the scope and services of our auditors and appoints our independent auditors.

●	Met four times during our fiscal year ended December 28, 2019.

●	See “Report of the Audit Committee” below.

●	Review and approve related parties transactions.

Compensation Committee

The Board of Directors has adopted a written Compensation Committee Charter. A copy of the Compensation Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Determines the compensation of our officers and employees.

●	Administers our stock option plans.

●	Met two times during our fiscal year ended December 28, 2019.

Nominating and Corporate Governance Committee

The Board of Directors has adopted a written Nominating and Corporate Governance Committee Charter. A copy of the Nominating and Corporate Governance Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Oversees the Board’s review and consideration of stockholder recommendations for Director candidates.

●	Oversees the Board’s annual self-evaluation.

●	Met one time during our fiscal year ended December 28, 2019.

Independence of Committees

The Board of Directors has determined each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board meets the independence requirements applicable to members of those committees as prescribed by the NASDAQ Stock Market, LLC, the Commission and the Internal Revenue Service. The Board of Directors has further determined that Roger H. Ballou, Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Commission.

Director Nominations

The Nominating and Corporate Governance Committee’s charter does not include formal requirements for the nominating process. The Nominating and Corporate Governance Committee believes that candidates for director should meet certain minimum qualifications, including being able to read and understand financial statements, having substantial business experience, having high moral character and personal integrity, and having sufficient time to attend to their duties and responsibilities to RCM. Exceptional candidates who do not meet all of these criteria may still be considered. The Nominating and Corporate Governance Committee will also consider the potential director’s independence, whether the member would be considered an “Audit Committee Financial Expert” as described in the applicable SEC standards, and the diversity that the potential director would add to the Board of Directors in terms of gender, ethnic background, and professional experience. With respect to their consideration of diversity of background, the Nominating and Corporate Governance Committee does not have a formal policy of assessing diversity with respect to any particular qualities or attributes.

The Nominating and Corporate Governance Committee identifies potential candidates through its members’ networks of contacts, by soliciting recommendations from other directors or executive officers, major stockholders and, as appropriate, engaging search firms to identify and screen suitable director nominees. After the Nominating and Corporate Governance Committee has identified a potential candidate, publicly available information about the person is collected and reviewed. If the Nominating and Corporate Governance Committee decides to further pursue the potential candidate after this initial review, contact is made with the person. If the potential candidate expresses a willingness to serve on the Board of Directors, interviews are conducted with the potential candidate and additional information is requested. Candidates are chosen by a majority vote of the members of the Nominating and Corporate Governance Committee for recommendation to the Board of Directors.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for director candidates on the same basis as other candidates, provided that the following procedures are followed in submitting recommendations. All such stockholder recommendations for the 2020 meeting of stockholders should be submitted in writing to the attention of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109 no earlier than August 19, 2021 and no later than September 18, 2021 and should be accompanied by (i) the potential candidate’s five-year employment history with employer names and a description of the employer’s business, the candidate’s experience with financial statements, and the candidate’s other board membership(s); (ii) a written consent of the director candidate to stand for election if nominated by the Nominating and Corporate Governance Committee and approved by the Board of Directors, and to serve if elected by the stockholders; and (iii) proof of ownership of RCM’s common stock by the person submitting the recommendation.

Communications with the Board

Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, in care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors or to specified Board members will be forwarded in accordance with the sender’s instructions. However, our Secretary reserves the right not to forward any personally abusive, threatening or otherwise inappropriate materials.

PROPOSAL 2
___________________________________________

APPROVAL OF AMENDMENT OF

RCM TECHNOLOGIES, INC.

2014 OMNIBUS EQUITY COMPENSATION PLAN

The Proposal

On October 15, 2020, our Board adopted, subject to stockholder approval at the 2020 Annual Meeting, an amendment (the “Amendment”) of the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan (the “2014 Plan”). Our Board has directed that the proposal to approve the Amendment be submitted to our stockholders for their approval at the 2020 Annual Meeting. Also, stockholder approval is being sought in order to meet the listing requirements of Nasdaq.

As of October 15, 2020, under the 2014 Plan there were outstanding (i) no options to purchase shares of our common stock and (ii) unvested restricted stock unit awards representing an aggregate of 454,386 shares of our common stock, none of which are performance-based restricted stock unit awards. In addition, under the 2014 Plan, excluding shares subject to outstanding restricted stock unit awards as of October 15, 2020, 5,573 shares of common stock were available for issuance as stock options, restricted stock unit awards or stock appreciation rights and no shares of common stock were available for issuance pursuant to other types of equity awards under the 2014 Plan. The 2014 Plan is scheduled to terminate on December 1, 2026. The Amendment amends the 2014 Plan to increase the number of shares remaining available for grant thereunder by 850,000, from 5,573 to 855,573, and provides that such shares shall be available for grant as any type of equity award permissible under the 2014 Plan and to extend the termination date of the 2014 Plan to December 1, 2030. Our Board believes that the approval of the Amendment by our stockholders will further our compensation structure and strategy. The Board believes that our ability to attract, retain and motivate top quality management and employees, consultants, advisors and non-employee directors is material to our success and would be enhanced by the expansion of our ability to grant equity compensation under the 2014 Plan. In addition, our Board believes that our interests and the interests of our stockholders will be advanced if we can offer our employees, consultants, advisors and non-employee directors the opportunity to acquire or increase their proprietary interest in us.

The Amendment also eliminates certain provisions in the 2014 Plan relating to performance-based compensation in light of the fact that the Tax Cuts and Jobs Act enacted in 2017 expanded the scope of Section 162(m) of the Code by eliminating exclusions for “qualified performance-based compensation” which, prior thereto, permitted such compensation to be deducted by corporations. However, the Amendment does not eliminate limits in the 2014 Plan on the maximum aggregate number of shares of common stock that may be granted to any individual under the 2014 Plan during any calendar year.

Information on grants outstanding under our other equity compensation plans as of October 15, 2020 is provided on page 32 of this proxy statement. No grants have been made under the 2014 Plan subsequent to August 3, 2020.

The material terms of the 2014 Plan, as amended by the Amendment, are summarized below. This summary of the amended 2014 Plan is not intended to be a complete description of the amended 2014 Plan, and is qualified in its entirety by the actual text of the amended 2014 Plan to which reference is made, which is attached to this proxy statement as Annex A.

Material Features of the 2014 Plan

General. The 2014 Plan provides that grants may be made in any of the following forms:

●	Incentive stock options
●	Nonqualified stock options
●	Stock appreciation rights (“SARs”)
●	Stock units
●	Stock awards
●	Dividend equivalents
●	Other stock-based awards

Subject to adjustment in certain circumstances as described below, the aggregate number of shares of common stock that may be granted or transferred under the 2014 Plan is the sum of (i) 855,573 shares (which includes the 850,000 shares subject to approval based on this proposal), (ii) the number of shares subject to outstanding options granted under the 2014 Plan and outstanding on October 15, 2020, to the extent that such options terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, and (iii) the number of shares subject to stock unit awards granted under the 2014 Plan and outstanding on October 15, 2020, to the extent that such stock unit awards are forfeited, terminated or otherwise not paid in full, (the “Plan Limit”); provided, that, the Plan Limit shall not include (x) for purposes of clause (ii), shares subject to such outstanding options to the extent that such shares are withheld or surrendered for payment of taxes or the exercise price of any such outstanding option; and (y) for purposes of clause (iii), shares subject to such outstanding stock unit awards to the extent that such shares are withheld or surrendered for payment of taxes. As of October 15, 2020, under the 2014 Plan there were outstanding (i) no options to purchase shares of our common stock and (ii) stock unit awards representing an aggregate of 454,386 shares of our common stock, none of which are performance-based restricted stock unit awards. The shares of common stock that are granted or transferred under the 2014 Plan may be authorized but unissued shares of our common stock or reacquired shares of our common stock, including shares of our common stock purchased by us on the open market for purposes of the 2014 Plan.

The maximum aggregate number of shares of common stock that may be granted pursuant to all grants to any individual under the 2014 Plan during any calendar year is 300,000 shares, subject to adjustment in certain circumstances as described below. The maximum aggregate number of shares of our common stock that may be granted pursuant to stock options and SAR grants to any individual under the 2014 Plan during any calendar year is 300,000 shares, subject to adjustment in certain circumstances as described below. These individual share limits apply regardless of whether grants are to be paid in shares or cash.

If and to the extent options and SARs granted under the 2014 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock units, stock awards, dividend equivalents or other stock-bonus awards granted under the 2014 Plan are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for issuance under the 2014 Plan. However, shares of our common stock surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes, will not be available for re-issuance under the 2014 Plan. Additionally, if SARs are exercised, the full number of shares subject to the SARs will be considered issued under the 2014 Plan, without regard to the number of shares issued upon settlement of the SARs and without regard to any cash settlement of the SARs. To the extent that other grants are to be paid in cash, and not in shares of our common stock, such grants will not count against the share limits set forth above.

If approved by the stockholders, the 2014 Plan (as amended) will become effective on December 17, 2020.

Administration. The 2014 Plan is administered and interpreted by our Compensation Committee, but the Board may appoint another committee to administer the 2014 Plan, (the “Committee”). The Committee has the sole authority to (i) determine the individuals to whom grants will be made under the 2014 Plan; (ii) determine the type, size, and terms of the grants; (iii) determine the time when grants will be made and the duration of any exercise, vesting, or restriction period relating to the grants, including the criteria for exercisability, vesting, and lapse of any restriction period, and the acceleration of exercisability, vesting, and lapse of a restriction period; (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below; and (v) deal with any other matters arising under the 2014 Plan. The Committee presently consists of Ms. Srinivas Kakodkar and Messrs. Ballou, Genovese and Snodgrass, each of whom is a non-employee director of RCM. Our Board may ratify and approve any grants as it deems appropriate and has the authority to administer the 2014 Plan. Day-to-day administrative functions of the 2014 Plan may be performed by our employees, as approved by the Committee.

Eligibility for Participation. All of our employees and the employees of our subsidiaries, including employees who are officers or employees who are members of our Board, are eligible to receive grants under the 2014 Plan. Also, all members of our Board, as well as members of the board of directors of our subsidiaries, who are not employees are eligible to receive grants under the 2014 Plan and our consultants and advisors, as well as consultants and advisors of our subsidiaries, are eligible to receive grants under the 2014 Plan. As of October 15, 2020, approximately 1,400 employees, six non-employee directors and 150 consultants and advisors are eligible for grants under the 2014 Plan.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. The aggregate number of shares of common stock that may be issued under the Plan as ISOs is 100,000 shares, and all shares issued under the Plan as ISOs shall count against the Plan Limit.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the 2014 Plan will be equal to or greater than the last reported sale price of the underlying shares of our common stock on the date of grant (or, if there were no trades on that date, the immediately preceding date upon which a sale was reported). However, if an ISO is granted to an employee who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of our common stock on the date of grant.

The Committee will determine the term of each option, which will not exceed ten years from the date of grant; however, if an ISO is granted to an employee who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. The period for when any option may first become exercisable will be determined by the Committee at the time of grant, which period will be for a minimum of one year from the date of grant. The Committee may accelerate the exercisability of any option at any time for any reason.

The 2014 Plan provides that, unless otherwise provided in the grant letter, an option may only exercised while the participant is employed by, or providing service to, us or one of our subsidiaries. The Committee will specify in the grant letter the circumstances, if any, and time periods, if any, a participant may exercise an option after termination of employment or service.

A participant may exercise an option by delivering a notice of exercise to us. The participant will pay the exercise price: (i) in cash or by certified or cashier’s check; (ii) subject to any restrictions imposed by the Committee, by delivering shares of our common stock already owned by the participant and having a fair market value on the date of exercise at least equal to the exercise price or by attestation to ownership of shares of our common stock having a fair market value on the date of exercise at least equal to the exercise price; (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; (iv) with the approval by the Committee, by net exercise, which is the surrender of shares for which the option is exercisable in exchange for a distribution of shares of our common stock equal to the amount by which the fair market value of the shares subject to the exercised options exceeds the applicable exercise price; (v) any combination of clauses (i), (ii), (iii), or (iv); or (vi) by such other method as the Committee may approve, to the extent permitted by applicable law.

SARs

The Committee may grant SARs in connection with, or independently of, any option granted under the 2014 Plan. Upon exercise of a SAR, the participant will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. The base amount will be equal to, or greater than, the last reported sale price of a share of our common stock on the date of grant of the SAR (or, if there were no trades on that date, the immediately preceding date upon which a sale was reported). Payment will be made in cash, shares of our common stock or a combination of the two in such proportion as the Committee determines.

The Committee will determine the terms and conditions of SARs, including the period for when SARs may first become exercisable, which period will be a minimum of one year from the date of grant. The Committee may accelerate the exercisability of any SARs. The Committee will determine in the grant letter under what circumstances a participant may retain a SAR after termination of employment or service, and the circumstances under which SARs may be forfeited.

Stock Units

The Committee may grant stock units, which provide the participant with the right to receive shares of our common stock or an amount based on the value of a share of our common stock at a future date. The Committee will determine the number of units that will be granted and the terms and conditions applicable to the stock units, including the vesting conditions for the stock units and the circumstances, if any, under which a participant may retain stock units after termination of employment. The vesting period for any stock unit that is based solely upon a continuing employment or service relationship with us will be a minimum of one year from the date of grant, and the vesting period for any stock unit that is based upon performance criteria will be based upon performance over a minimum period of one year. The Committee may accelerate the vesting of any or all outstanding stock units at any time for any reason. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee in accordance with the deferral requirements set forth in Section 409A of the Code. If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Committee.

Stock Awards

The Committee may provide shares of our common stock under a stock award to any participant for consideration or no consideration, and subject to such restrictions, if any, as determined by the Committee. The Committee may establish conditions under which restrictions on stock awards lapse over a period of time or according to such other criteria (including restrictions based on the achievement of specific performance goals) as the Committee deems appropriate. The period of time that a stock award remains subject to restrictions is referred to below as the “restriction period.” The restriction period for any stock award that is based solely upon a continuing employment or service relationship with us will be a minimum of one year from the date of grant, and the restriction period for any stock award that is based upon performance criteria will be based upon performance over a minimum period of one year. The Committee may accelerate the vesting of any or all outstanding stock awards at any time for any reason.

Unless the Committee determines otherwise, during the restriction period, the participant will have the right to vote the shares of common stock subject to the stock award and to receive any dividends or other distributions paid on such shares, subject to any restrictions determined appropriate by the Committee, including, without limitation, the achievement of specific performance goals. The participant cannot sell or otherwise dispose of shares of common stock during the restriction period. Subject to exceptions as the Committee deems appropriate, if a participant ceases to be employed by, or providing service to, us or our subsidiaries during the restriction period, or if other specified conditions are not met, the stock award will terminate as to all shares covered by the grant as to which restrictions have not lapsed.

Dividend Equivalents

The Committee may grant dividend equivalents with respect to stock units and other stock-based awards under such terms and conditions as determined by the Committee. Dividend equivalents may be paid to participants currently or may be deferred, consistent with Section 409A of the Code. Dividend equivalents may be accrued as a cash obligation or may be converted into stock units, as determined by the Committee. Dividend equivalents will not accrue interest, unless decided otherwise by the Committee. Dividend equivalents may be paid in cash or shares of our common stock, or a combination of the two, as determined by the Committee.

Other Stock-Based Awards

The Committee may grant other stock-based awards that are awards (other than ISOs, NQSOs, SARs, stock awards, stock units or dividend equivalents) that are based on, measured by or payable in shares of our common stock to any participant, on such terms and conditions as the Committee shall determine (“Other Stock-Based Awards”). These Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and are payable in cash, our common stock or any combination of cash and common stock. The terms and conditions for these Other Stock-Based Awards will be determined by the Committee. The vesting period for any Other Stock-Based Award that is based solely upon a continuing employment or service relationship with us will be a minimum of one year from the date of grant, and the vesting period for any Other Stock-Based Award that is based upon performance criteria will be based upon performance over a minimum period of one year. The Committee may accelerate the vesting of any or all outstanding Other Stock-Based Awards at any time for any reason.

Qualified Performance-Based Compensation.

The Amendment eliminates from the 2014 Plan provisions pursuant to which the Committee could structure stock awards, stock units, dividend equivalents or Other Stock-Based Awards as “qualified performance-based compensation” under Section 162(m) of the Code.

Deferrals. The 2014 Plan provides that the Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the participant in connection with any grant of stock units, dividend equivalents or Other Stock-Based Awards under the 2014 Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of our common stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding shares of our common stock as a class without our receipt of consideration, or if the value of outstanding shares of our common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of shares of our common stock available for issuance under the 2014 Plan, the maximum number of shares of our common stock for which any individual may receive grants in any year as described above, the kind and number of shares covered by outstanding grants, the kind and number of shares issued or transferred and to be issued or transferred under the 2014 Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2014 Plan and such outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change in control, the provisions applicable to a change in control, described below, will apply.

Change in Control. Upon a change in control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Notwithstanding the immediately preceding sentence, if, in connection with such change in control, any outstanding options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding grants are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such change in control (x) all such outstanding options and SARs that are not assumed or replaced will accelerate and become fully exercisable, (y) the restrictions and conditions on all such outstanding stock awards that are not converted to similar grants will fully lapse and (z) all such outstanding stock units, dividend equivalents and Other Stock-Based Awards that are not converted to similar grants will be fully vested.

If, upon a change in control, a participant’s grant is assumed (as described above) and if, within the two-year period following the occurrence of such change in control, such participant ceases to be employed by, or providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of a termination by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than on account of cause, death or disability, then as of the date of such participant’s termination of employment or service all of such participant’s then outstanding (i) options and SARs will automatically accelerate and become fully exercisable, (ii) stock awards will have all restrictions and conditions immediately lapse and (iii) stock units, dividend equivalents and Other Stock-Based Awards will be fully vested.

Notwithstanding the foregoing, in the event of a change in control, the Committee may take any of the following actions with respect to any or all outstanding grants: the Committee may (i) determine that outstanding options and SARs will accelerate and become fully exercisable, in whole or part; (ii) determine that the restrictions and conditions on outstanding stock awards will lapse, in whole or part; (iii) determine that outstanding stock units, dividend equivalents and Other Stock-Based Awards will be fully vested, in whole or part; (iv) require that participants surrender their outstanding options and SARs in exchange for a payment by us, in cash or our common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares of our common stock subject to the participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable; (v) after giving participants an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate or (vi) determine that participants will receive a payment in settlement of outstanding stock awards, stock units, dividend equivalents or any Other Stock-Based Awards, if permitted under section 409A of the Code. Such surrender, termination or payment will take place as of the date of the change in control or such other date as the Committee may specify. Without limiting the foregoing, if the per share fair market value of our common stock equals or is less than the per share exercise price or base amount, as applicable, we will not be required to make any payment to the participant upon surrender of the option or SAR.

The Committee may provide in a grant letter or any incentive, employee benefit, severance or change in control or similar plan of RCM, or any employment, severance, termination or similar agreement with any person who is a participant in the 2014 Plan, that a sale, divestiture, disposition or other transaction involving a subsidiary or division, group or business unit of RCM or a subsidiary will be considered a change in control for purposes of such grant, or the Committee may establish other provisions that will be applicable in the event of a specified transaction.

For purposes of the 2014 Plan, a change in control will generally be deemed to have occurred if one or the following events occurs:

●

the consummation of a merger, consolidation or reorganization approved by our stockholders, unless securities representing more than fifty percent of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially own our outstanding voting securities immediately prior to such transaction;

●	the consummation of the sale or other disposition of all, or substantially all, of our assets;

●

the consummation of any single transaction, or series of related transactions in a twelve month period ending on the date of the initial transaction, pursuant to which any person or any group of persons comprising a “group” becomes directly or indirectly the beneficial owner of more than fifty percent of the total combined voting power of our securities outstanding immediately after the consummation of such transaction or series of related transactions; or

●

during any twelve month period, the date on which individuals who at the beginning of such period constitute our Board cease for any reason to constitute at least a majority of our Board, unless each new director was approved by a vote of at least a majority of the directors then still on our Board at the beginning of such period.

The Committee may modify the definition of change in control for a particular grant as the Committee deems appropriate to comply with Section 409A of the Code.

Transferability of Grants. Generally, only the participant may exercise rights under a grant during the participant’s lifetime. A participant may not transfer those rights except by will or the laws of descent and distribution. However, if permitted by the Committee, a participant may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant letter, that a participant may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Company Policies. All grants under the 2014 Plan are subject to any applicable clawback or recoupment policies, share trading policies, and any other policies implemented by our Board or the Committee, as in effect from time to time.

Participants Outside of the United States. If any individual who receives a grant under the 2014 Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country, and otherwise may take specified actions as may be necessary or appropriate to comply with such laws.

No Repricing of Stock Options/SARs. Without prior stockholder approval, the Committee will not (i) implement any cancellation/regrant program pursuant to which outstanding options or SARs under the 2014 Plan are cancelled and new options or SARs are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or SARs under the 2014 Plan with exercise or base prices per share in excess of the then current fair market value per share of our common stock for consideration payable in cash, equity securities or in the form of any other award under the 2014 Plan, except in connection with a change in control, or (iii) otherwise directly reduce the exercise price for outstanding options and SARs under the 2014 Plan.

Amendment and Termination of the 2014 Plan. Our Board may amend or terminate the 2014 Plan at any time, subject to stockholder approval if such approval is required under the Code or any applicable laws or stock exchange requirements. The 2014 Plan will terminate on the day immediately preceding the tenth anniversary of the effective date of the 2014 Plan, unless the 2014 Plan is terminated earlier by our Board or is extended by our Board with stockholder consent.

Stockholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, dividend equivalents or Other Stock-Based Awards are to be granted as qualified performance-based compensation under Section 162(m) of the Code, the qualified performance-based compensation provisions of the 2014 Plan must be re-approved by our stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which our stockholders previously approved such provisions.

Grants Under the 2014 Plan. It is currently not possible to predict the number of shares of common stock that will be granted or who will receive grants under the amended 2014 Plan if the stockholders approve the amendment of the 2014 Plan at the Meeting.

The last reported sale price of a share of our common stock on October 15, 2020, was $1.35 per share.

Federal Income Tax Consequences of the 2014 Plan

The federal income tax consequences of grants under the 2014 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2014 Plan. This discussion is intended for the information of stockholders considering how to vote at the 2020 Annual Meeting and not as tax guidance to participants, as the consequences may vary depending on the types of grants made, the identity of the participants and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the participant’s standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of common stock or payment of cash under the 2014 Plan. Future appreciation on shares of common stock held after the ordinary income recognition event will be taxable as capital gain when the shares of common stock are sold. The tax rate applicable to capital gain will depend upon how long the participant holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the participant.

Exceptions to these general rules arise under the following circumstances:

●

If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the participant makes a special election to accelerate taxation under section 83(b) of the Code.

●

If an employee exercises an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

●

A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

We have the right to require that participants pay to us an amount necessary for us to satisfy our federal, state, or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a participant an amount necessary to satisfy these obligations. The Committee may determine that a participant may satisfy such withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities. The Committee may, in its discretion, permit a participant to use previously acquired shares of our common stock to satisfy any federal, state, or local tax withholding obligations with respect to grants paid in shares of our common stock.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT OF THE RCM TECHNOLOGIES, INC. 2014 OMNIBUS EQUITY COMPENSATION PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER OUR EQUITY COMPENSATION PLANS

The following table provides information as of October 15, 2020 about our 2014 Omnibus Equity Compensation Plan, which is our only equity compensation plan under which stock options and other equity grants are currently outstanding. This plan was approved previously by our stockholders. The table below does not include the shares subject to approval as part of the proposed amendment of the 2014 Plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options(2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	454,386	$-	5,573
Equity compensation plans not approved by security holders
Total	454,386	$-	5,573

(1) Includes 454,386 restricted stock units (“RSUs”) that are subject to time-based vesting conditions and none that are subject to performance-based vesting conditions.

(2) As of October 15, 2020, there were no outstanding stock options.

(3) The amount shown in this column is net of the RSUs described in footnote 1 above. As of October 15, 2020, there were 5,573 shares remaining available for future issuance under our 2014 Plan as stock options and SARs and no shares remain available for future issuance under our 1996 Plan and 2000 Plan.

No grants have been made under the 2014 Plan subsequent to August 3, 2020. As of October 15, 2020, there were 149,894 shares available for issuance under the 2001 Employee Stock Purchase Plan, which are not included in the table above.

PROPOSAL 3
___________________________________________

RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has selected Macias, Gini & O’Connell LLP (“MGO”) to act in the capacity of independent accountants for the current fiscal year ending January 2, 2021. Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of MGO as independent accountants to audit our accounts and records for the fiscal year ending January 2, 2021, and to perform other appropriate services. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve it. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of MGO, the Audit Committee will reconsider such selection.

Representatives of MGO will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by stockholders.

Fees Billed by MGO during fiscal 2019

Audit Fees.  Fees billed to the Company by MGO for audit services rendered by MGO for the audit of the Company's 2019 annual financial statements, for the review of those financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services that are normally provided by MGO in connection with statutory and regulatory filings or engagements, totaled approximately $150,000.

Audit-Related Fees. Fees billed to the Company by MGO during 2019 for audit-related services that were reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the preceding paragraph totaled $0.

Tax Fees. Fees billed to the Company by MGO during 2019 for professional services rendered for tax compliance, tax advice and tax planning totaled $0.

All Other Fees. Other fees billed to the Company by MGO were $0 for 2019. MGO does not audit the Company’s 401(k) plan.

The Audit Committee has considered whether MGO’s provision of services other than professional services rendered for the audit and review of our financial statements is compatible with maintaining MGO’s independence and has determined that it is so compatible.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee pursuant to applicable regulations. The Audit Committee currently pre-approves all engagements of the Company’s accountants to provide both audit and non-audit services and has not established formal pre-approval policies or procedures. The Audit Committee did not approve any non-audit services pursuant to Rule 2-01 (c) (7) (i) (C) of Regulation S-X during 2019.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION BY OUR AUDIT COMMITTEE OF MACIAS, GINI & O’CONNELL LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2020.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s outside auditors all financial statements prior to their issuance. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16.

The Committee also discussed with EisnerAmper LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made and letter given to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 for filing with the Securities and Exchange Commission.

Audit Committee

Roger H. Ballou (Chair)

Richard A. Genovese

S. Gary Snodgrass

PROPOSAL 4
___________________________________________

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in the Compensation Discussion and Analysis, we believe that our compensation policies and decisions are designed to reward strong annual operating performance by the Company.

Accordingly, your Board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to Company management and your Board and, accordingly, your Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your advisory vote serves as an additional tool to guide the Compensation Committee and your Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders and is consistent with our commitment to high standards of corporate governance.

This vote is not intended to express a view on any specific element of pay, but rather the overall compensation program and philosophy for our named executive officers described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this proxy statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

We have two separate and distinct processes concerning the submission of stockholder proposals:

Proposals to be Included in Our Proxy Statement

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us by July 15, 2021, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing stockholder proposals.

Advance Notice Procedures

If a stockholder desires to make a proposal for consideration at an annual meeting of our stockholders or nominate someone for election to your Board, the stockholder must follow the applicable procedures under law or as outlined in our Bylaws. Our Bylaws provide that in order to make a proposal or nominate someone for election to your Board at an annual meeting of stockholders, written notice of the proposal or nomination must be received by the Corporate Secretary of RCM not more than 120 days or less than 90 days prior to that year’s annual meeting of stockholders. The notice must contain information required by our Bylaws regarding the stockholder and the proposal or nominee, as well as information required to be included in a proxy statement by SEC rules and regulations.

Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of proposals and director nominations, including the information that must accompany any such stockholder notice.

Accordingly, in order for a stockholder proposal or nomination to be considered at the 2020 annual meeting of stockholders, a written notice of the proposal or the nomination, which includes the information required by our bylaws, must be received by the Corporate Secretary of RCM at the principal executive offices of RCM no earlier than August 19, 2020 and no later than September 18, 2020 (assuming that the 2021 annual meeting of stockholders is held on December 17, 2021, the anniversary of the 2020 Annual Meeting).

In addition, if we do not receive notice of your stockholder proposal by September 18, 2020, the proposal will be deemed “untimely” for purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934 and the persons named as proxies in next year’s proxy materials will be entitled to vote in their discretion with respect to the proposal.

A copy of the full text of our Bylaw provisions may be obtained upon written request to the Corporate Secretary of RCM at our principal place of business.

 OTHER MATTERS

Your Board does not intend to present any business at the 2020 Annual Meeting other than the matters described in this proxy statement. If any other matters are properly presented for action at the 2020 Annual Meeting, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of your Board or a properly authorized committee thereof.

By Order of the Board of Directors,

Kevin D. Miller Secretary

November 12, 2020

0

# PROXY

# RCM TECHNOLOGIES, INC.

**2500 McClellan Avenue, Suite 350**
**Pennsauken, NJ 08109-4613**

## PROXY FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder appoints Bradley S. Vizi and Kevin D. Miller, and each of them, individually, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution in each of them, to vote, and otherwise act on behalf of the undersigned with respect to, all shares of Common Stock of RCM Technologies, Inc. ("RCM") held of record by the undersigned as of October 21, 2020, at the Annual Meeting of Stockholders of RCM to be held virtually at https://web.lumiagm.com/204238937 (password: rcm2020) on Thursday, December 17, 2020, at 4:00 p.m. local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"), upon the following matters, which are described in RCM's Proxy Statement for the Annual Meeting. RCM's Board of Directors recommends a vote "FOR ALL" the director nominees and a vote "FOR" proposals 2, 3 and 4. The undersigned stockholder further hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

Instructions on how to attend the meeting appear in RCM's Proxy Statement for the Annual Meeting.

In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in RCM's Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations**. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement and the Annual Report to Stockholders furnished in connection therewith.

1.1

**(Continued and to be signed on the reverse side)**

14475

ANNUAL MEETING OF STOCKHOLDERS OF

# RCM TECHNOLOGIES, INC.

**December 17, 2020**

**GO GREEN**

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

## Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333333030000000 7 121720

**The Board of Directors recommends you vote FOR each of the following nominees and FOR proposals 2, 3 and 4.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of the five directors proposed in the accompanying proxy, each to serve a one-year term and until a successor is elected and qualified:

| | | FOR | AGAINST | ABSTAIN |
|---|---|---|---|---|
| 1(a) | Bradley S. Vizi | ☐ | ☐ | ☐ |
| 1(b) | Roger H. Ballou | ☐ | ☐ | ☐ |
| 1(c) | Richard A. Genovese | ☐ | ☐ | ☐ |
| 1(d) | Swarna Srinivas Kakodkar | ☐ | ☐ | ☐ |
| 1(e) | Jayanth Komarneni | ☐ | ☐ | ☐ |
| 2. | Approval of amendment to the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan. | ☐ | ☐ | ☐ |
| 3. | Ratification of our Audit Committee's selection of Macias, Gini & O'Connell LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021. | ☐ | ☐ | ☐ |
| 4. | Advisory vote to approve the compensation of our named executive officers for 2019. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ______ Signature of Stockholder ________ Date: ______

**Note:** Please sign this Proxy exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign. When shares are held by more than one person, all should sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

ANNUAL MEETING OF STOCKHOLDERS OF

# RCM TECHNOLOGIES, INC.

**December 17, 2020**

## PROXY VOTING INSTRUCTIONS

**TELEPHONE** - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

**VIRTUALLY AT THE MEETING** - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/204238937 (password: rcm2020) and be sure to have your control number available.

**GO GREEN** - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

| | |
|---|---|
| COMPANY NUMBER | |
| ACCOUNT NUMBER | |
| | |

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

00003333333030000000 7 121720

**The Board of Directors recommends you vote FOR each of the following nominees and FOR proposals 2, 3 and 4.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of the five directors proposed in the accompanying proxy, each to serve a one-year term and until a successor is elected and qualified:

| | | FOR | AGAINST | ABSTAIN |
|---|---|---|---|---|
| 1(a) | Bradley S. Vizi | ☐ | ☐ | ☐ |
| 1(b) | Roger H. Ballou | ☐ | ☐ | ☐ |
| 1(c) | Richard A. Genovese | ☐ | ☐ | ☐ |
| 1(d) | Swarna Srinivas Kakodkar | ☐ | ☐ | ☐ |
| 1(e) | Jayanth Komarneni | ☐ | ☐ | ☐ |
| 2. | Approval of amendment to the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan. | ☐ | ☐ | ☐ |
| 3. | Ratification of our Audit Committee's selection of Macias, Gini & O'Connell LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021. | ☐ | ☐ | ☐ |
| 4. | Advisory vote to approve the compensation of our named executive officers for 2019. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

**Note:** Please sign this Proxy exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign. When shares are held by more than one person, all should sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.